Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2012 for Pentair and the six months ended June 29, 2012 for Flow Control, and the fiscal year ended December 31, 2011 for Pentair and September 30, 2011 for Flow Control combine the historical Consolidated Statements of Income of Pentair and the historical Combined Statements of Operations for Flow Control, giving effect to the Transactions and the Pentair Reorganization as if they had been consummated on January 1, 2011, the beginning of the earliest period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical Consolidated Balance Sheets of Pentair as of June 30, 2012 and the historical Combined Balance Sheets of Flow Control as of June 29, 2012, giving effect to the Transactions and the Pentair Reorganization as if they had been consummated on June 30, 2012. The historical combined financial statements of Flow Control have been adjusted to reflect certain reclassifications in order to conform with Pentair’s financial statement presentation.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting with Pentair considered the acquirer of Flow Control. Accordingly, consideration given by Pentair to complete the Merger will be allocated to assets and liabilities of Flow Control based upon their estimated fair values as of the date of completion of the Transactions. As of September 28, 2012, Pentair has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the Flow Control assets acquired and the liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Flow Control’s accounting policies to Pentair’s accounting policies. A final determination of the fair value of Flow Control’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Flow Control that exist as of the date of completion of the Merger and, therefore, could not be made prior to the completion of the Transactions. In addition, the value of the consideration given by Pentair to complete the Merger was determined based on the trading price of Pentair’s common shares at the time of the completion of the Merger. Accordingly, the pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary pro forma purchase price adjustments have been made solely for the purpose of providing the Unaudited Pro Forma Condensed Combined Financial Statements presented below. Pentair estimated the fair value of assets and liabilities of Flow Control based on discussions with Flow Control’s management, preliminary valuation studies, due diligence and information presented in public filings. Until the Merger was completed, both companies were limited in their ability to share information. After completion of the Merger, final valuations will be performed. Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statement of income. There can be no assurance that such finalization will not result in material changes.

These Unaudited Pro Forma Condensed Combined Financial Statements have been developed from and should be read in conjunction with the respective audited and unaudited consolidated financial statements of Pentair and the historical combined financial statements of Flow Control for the fiscal year ended December 31, 2011 and September 30, 2011, respectively, and for the six months ended June 30, 2012 and nine months ended June 29, 2012, respectively, which are included in this Current Report on Form 8-K. The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Flow Control would have been had the Transactions and the Pentair Reorganization occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

Flow Control and Pentair expect to incur significant costs associated with integrating Flow Control and the Pentair business. The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Merger.

All capitalized terms used but not defined herein have the meanings set forth under “Glossary of Terms.”

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Historical As of		Pro Forma Adjustments		Pro Forma Condensed Combined
In millions	Pentair June 30, 2012	Flow Control June 29, 2012
Assets
Current assets
Cash and cash equivalents	$61	$224	$(64)	a	$160
			(61)	a
Accounts and notes receivable, net	572	692	2	b	1,266
Inventories	460	864	101	c	1,425
Deferred tax assets	59	79	—		138
Prepaid expenses and other current assets	124	182	—		306

Total current assets	1,276	2,041	(22)		3,295
Property, plant and equipment, net	381	622	125	d	1,128

Other assets
Goodwill	2,255	2,089	(2,089)	e	4,908
			2,653	e
Intangibles, net	571	114	(114)	f	1,956
			1,385	f
Other	103	385	15	g	503

Total other assets	2,929	2,588	1,850		7,367

Total assets	$4,586	$5,251	$1,953		$11,790

Liabilities and Shareholders’ Equity and Parent Company Investment
Current liabilities
Current maturities of long-term debt	$1	$—	$—		$1
Accounts payable	288	361	—		649
Accrued and other current liabilities	373	519	(50)	h	842

Total current liabilities	662	880	(50)		1,492

Other liabilities
Long-term debt	1,234	901	(417)	i	1,718
Other non-current liabilities	572	441	526	j	1,539

Total liabilities	2,468	2,222	59		4,749
Redeemable noncontrolling interest	—	95	—		95

Shareholders’ equity and parent company investment	2,118	2,934	(2,934)	k	6,946
			4,915	k
			(87)	k

Total liabilities and shareholders’ equity and parent company investment	$4,586	$5,251	$1,953		$11,790

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

	Historical For the Six Months Ended		Pro Forma Adjustments		Pro Forma Condensed Combined
In millions, except per-share data	Pentair June 30, 2012	Flow Control June 29, 2012
Net sales	$1,800	$1,981	$—		$3,781
Cost of goods sold	1,207	1,348	(10)	l	2,580
			5	l
			30	l

Gross profit	593	633	(25)		1,201
Selling, general and administrative	348	452	12	m	812
Research and development	42	—	10	l	52

Operating income	203	181	(47)		337
Other (income) expense:
Equity (income) losses of unconsolidated subsidiaries	(2)	—	—		(2)
Net interest expense	31	20	(20)	n	30
			(1)	n

Income before income taxes and noncontrolling interest	174	161	(26)		309
Provision for income taxes	38	70	(9)	o	99

Net income before noncontrolling interest	136	91	(17)		210
Noncontrolling interest	3	1	—		4

Net income attributable to shareholders	$133	$90	$(17)		$206

Earnings per common share attributable to shareholders
Basic	$1.34				$0.97
Diluted	$1.32				$0.96
Weighted average common shares outstanding
Basic	99		113	p	212
Diluted	101		113	p	214

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

	Historical For the Fiscal Year Ended
In millions, except per-share data	Pentair December 31, 2011	Flow Control September 30, 2011	Pro Forma Adjustments		Pro Forma Condensed Combined
Net sales	$3,457	$3,648	$—		$7,105
Cost of goods sold	2,383	2,478	(18)	l	4,914
			11	l
			60	l

Gross profit	1,074	1,170	(53)		2,191
Selling, general and administrative	626	829	81	m	1,536
Research and development	78	—	18	l	96
Goodwill impairment	201	35	—		236

Operating income	169	306	(152)		323
Other (income) expense:
Equity (income) losses of unconsolidated subsidiaries	(2)	—	—		(2)
Net interest expense	60	41	(51)	n	47
			(3)	n

Income from continuing operations before income taxes and noncontrolling interest	111	265	(98)		278
Provision for income taxes	73	112	(34)	o	151

Income from continuing operations	38	153	(64)		127
Noncontrolling interest	4	1	—		5

Net income from continuing operations attributable to shareholders	$34	$152	$(64)		$122

Earnings from continuing operations per common share attributable to shareholders
Basic	$0.35				$0.58
Diluted	$0.34				$0.57

Weighted average common shares outstanding
Basic	98		113	p	211
Diluted	100		113	p	213

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

Note 1. Basis of Presentation

On March 27, 2012, Tyco, New Pentair, Panthro Acquisition, Panthro Merger Sub and Pentair entered into the Merger Agreement under which New Pentair agreed to combine with Pentair in a tax-free, all-stock merger. The Merger was completed on September 28, 2012. Prior to the closing of the Merger, Tyco caused specified assets and liabilities used in its flow control business to be conveyed to New Pentair. After such conveyance, Tyco spun-off New Pentair to Tyco shareholders by distributing all of the outstanding New Pentair common shares to Tyco shareholders. Immediately after the spin-off, Panthro Merger Sub, merged with and into Pentair, with Pentair surviving the Merger as a wholly-owned indirect subsidiary of New Pentair. As a result of the Merger, Pentair shareholders received New Pentair common shares. In connection with the Merger, it is currently expected, based on the exchange ratio formula set forth in the Merger Agreement and the number of outstanding Pentair common shares and Tyco common shares as of September 27, 2012, that Pentair shareholders will receive approximately 99,391,000 New Pentair common shares as a result of the transactions, or one New Pentair common share for every one Pentair common share owned on the date of the Merger. However, no fractional shares of New Pentair common shares will be issued in the Merger. At the close of the Merger, Pentair shareholders owned approximately 47.5% of the common shares of New Pentair and Tyco shareholders owned approximately 52.5% of New Pentair common shares on a fully diluted basis. New Pentair common shares will be traded on the NYSE under the ticker symbol “PNR.”

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of New Pentair based upon the historical financial statements of Pentair and Flow Control, after giving effect to the Transactions, the Pentair Reorganization and adjustments described in these notes, and are intended to reflect the impact of the Transactions and the Pentair Reorganization on New Pentair’s consolidated financial statements. The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future costs savings due to operating efficiencies or revenue synergies expected to result from the Transactions and the Pentair Reorganization. In addition, throughout the periods covered by the Unaudited Pro Forma Condensed Combined Financial Statements, the operations of Flow Control were conducted and accounted for as part of Tyco. These financial statements have been derived from Tyco’s historical accounting records and reflect significant allocations of direct costs and expenses. All of the allocation and estimates in these financial statements are based on assumptions that the management of Flow Control believes are reasonable. The financial statements do not necessarily represent the financial position of Flow Control had it been operated as a separate independent entity.

The Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2012 combine Flow Control’s unaudited historical Combined Statement of Income for the six months ended June 29, 2012 with Pentair’s unaudited historical Consolidated Statement of Income for the six months ended June 30, 2012, to reflect the Transactions and the Pentair Reorganization as if they had occurred as of January 1, 2011. The Unaudited Pro Forma Condensed Combined Statements of Income for the fiscal year ended December 31, 2011 combine Flow Control’s audited historical Combined Statement of Operations for the fiscal year ended September 30, 2011 with Pentair’s audited historical Consolidated Statement of Income for the fiscal year ended December 31, 2011, to reflect the Transactions and the Pentair Reorganization as if they had occurred as of January 1, 2011. The Unaudited Pro Forma Condensed Combined Balance Sheet combines Flow Control’s unaudited historical Combined Balance Sheet as of June 29, 2012 with Pentair’s unaudited historical Consolidated Balance Sheet as of June 30, 2012 to reflect the Transactions and the Pentair Reorganization as if they had occurred as of June 30, 2012.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting with Pentair considered the accounting acquiror of Flow Control. Accordingly, consideration given by Pentair to complete the Transactions will be allocated to assets and liabilities of Flow Control based upon their estimated fair values as of the date of completion of the Transactions. As of September 28, 2012, Pentair has not completed the detailed valuation studies necessary to arrive at the required estimates of fair value of Flow Control’s assets acquired and the liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Flow Control’s accounting policies to Pentair’s accounting policies. A final determination of the fair value of Flow Control’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Flow Control that exist as of the date of completion of the Merger and, therefore, could not be made prior to the completion of the Transactions. In addition, the value of the consideration given by Pentair to complete the Transactions was determined based on the trading price of Pentair’s common shares at the time of the completion of the Merger. Accordingly, the pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary pro forma purchase price adjustments have been made solely for the purpose of providing the Unaudited Pro Forma Condensed Combined Financial Statements presented above. Pentair estimated the fair value of Flow Control’s assets and liabilities based on discussions with Flow Control’s management, preliminary valuation studies, due diligence and information presented in public filings. Until the Transactions were completed, both companies were limited in their ability to share information. Now that the Transactions have been completed, final valuations will be performed. Increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the combined balance sheet and/or statement of income. There can be no assurance that such finalization will not result in material changes.

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the allocation of the preliminary estimated purchase price to identifiable net assets acquired with the excess recorded as goodwill. The purchase price allocation in these Unaudited Pro Forma Condensed Combined Financial Statements is based upon a purchase price of approximately $4.9 billion. This amount was derived in accordance with the Merger Agreement, as described further below in note 2(k), based on the outstanding Pentair common shares and common stock equivalents and the closing price of Pentair common shares on September 27, 2012.

The preliminary estimated purchase price is allocated as follows:

(in millions)
Cash	$160
Accounts receivable	694
Inventories	965
Other current assets	261
Property, plant and equipment	747
Identifiable intangible assets	1,385
Other non-current assets	392
Goodwill	2,653
Current liabilities	(830)
Long-term debt	(450)
Other liabilities and deferred income taxes, including current	(1,062)

Total preliminary estimated purchase price	$4,915

Note 2. Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the following adjustments:

(a) Cash and Cash Equivalents. Cash and cash equivalents have been adjusted for the following:

•	A $40.0 million increase for settlement of net receivables due from Tyco and its affiliates.

•

A $400.0 million increase from the proceeds from the FIFSA Notes offering, a $35.0 million increase from an advance on Pentair’s revolving credit facility and an assumed repayment of the long-term portion of debt of $539.0 million to result in assumed net debt of $275.0 million (assumed debt of $435.0 million less assumed cash of $160.0 million) in accordance with the Merger Agreement and the Separation and Distribution Agreement.

A summary of these adjustments is as follows:

(in millions)
Settlement of accounts and notes receivable due from Tyco and affiliates	$2.0
Settlement of long-term receivables due from Tyco and affiliates	134.0
Settlement of accrued and other current liabilities due to Tyco and affiliates	(50.0)
Settlement other non-current liabilities due to Tyco and affiliates	(46.0)
Proceeds raised from the FIFSA Notes offering	400.0
Advance on revolving credit facility — Flow Control net debt	35.0
Repayment of long-term portion of debt	(539.0)

Total	$(64.0)

•

A $34.0 million increase in Pentair’s revolving credit facility for fees related to refinancing its revolving credit facility, issuance of the FIFSA Notes and a prepayment premium on senior unsecured notes being redeemed.

•	An $11.0 million net decrease for the payment of fees associated with Pentair refinancing its revolving credit facility and issuance of the FIFSA Notes.

•	Payment of the remaining transaction costs and prepayment premium described in (k) below.

A summary of these adjustments is as follows:

(in millions)
Advance on revolving credit facility	$34.0
Fees—refinancing of revolving credit facility and issuance of the FIFSA Notes	(11.0)
Remaining transaction cost described in (k) below	(40.0)
Prepayment premium described in (k) below	(44.0)

Total	$(61.0)

(b) Accounts and Notes Receivable, net. Accounts and notes receivable, net have been adjusted as follows:

•	A $2.0 million decrease for settlement of Flow Control’s receivables due from Tyco and its affiliates.

•

A $4.0 million increase relating to an income tax sharing receivable, as defined by the 2012 Tax Sharing Agreement that New Pentair entered into with Tyco. The actual amounts that Flow Control may be entitled to receive under this agreement could vary depending upon the outcome of the unresolved tax matters, which may not be resolved for several years.

A summary of the adjustments is as follows:

(in millions)
Settlement of receivables due from Tyco and its affiliates	$(2.0)
Receivable related to the 2012 Tax Sharing Agreement	4.0

Total	$2.0

(c) Inventories. A $101.0 million increase in finished goods inventory to reflect the estimated fair value of Flow Control’s inventories.

(d) Property, Plant and Equipment. A $125.0 million increase in property, plant and equipment ($105.0 million in plant and equipment and $20.0 million in property) to reflect the estimated fair value of Flow Control’s property, plant and equipment. Plant and equipment are expected to be depreciated over a weighted average life of approximately 10 years.

For each $10.0 million adjustment to property, plant and equipment, assuming a weighted average useful life of 10 years, depreciation expense would increase or decrease by $1.0 million and $0.5 million for the year ended December 31, 2011 and the six months ended June 30, 2012, respectively.

(e) Goodwill. Represents the elimination of $2.1 billion of existing goodwill of Flow Control and the assignment of $2.7 billion of goodwill attributable to the Merger.

(f) Intangible Assets. Represents the elimination of $114.0 million of existing intangible assets of Flow Control and the recording of $1.4 billion of identifiable intangible assets attributable to the Merger.

The estimated intangible assets attributable to the Merger are comprised of the following:

	Amount	Annual Amortization Expense	Quarterly Amortization Expense	Estimated Weighted Average Life
(in millions)
Indefinite lived intangible assets	$390.0	$—	$—	N/A
Definite lived intangible assets	875.0	87.5	21.9	10
Customer backlog	120.0	60.0	15.0	2

Total	$1,385.0	$147.5	$36.9

Indefinite lived intangible assets are expected to consist of trademarks and trade names and definite lived intangible assets are expected to consist of customer lists and developed technology.

The estimated fair values for this pro forma presentation for trade names and developed technology were measured using the relief-from-royalty method. This method assumes the trade names and developed technology have value to the extent that the owner is relieved of the obligation to pay royalties for the benefits received from them. Significant assumptions required for this method are revenue growth rates for the related brands, the appropriate royalty rate and an appropriate discount rate.

The estimated fair values for this pro forma presentation for customer lists and backlog were measured using the multi-period excess earnings method. The principle behind the multi-period excess earnings method is that the value of an intangible is equal to the present value for the incremental after-tax cash flows attributable only to the subject intangible asset. Significant assumptions required for this method are revenue growth rates and profitability related to customers, customer attrition rates and an appropriate discount rate.

For each $50.0 million adjustment to definite lived intangible assets, assuming a weighted average useful life of approximately 10 years, amortization expense would increase or decrease by $5.0 million and $2.5 million for the year ended December 31, 2011 and the six months ended June 30, 2012, respectively.

(g) Other. Other assets have been adjusted for the following:

•	A $134.0 million decrease for the settlement of various receivables due from Tyco and its affiliates.

•

An adjustment to reflect a $141.0 million increase to deferred tax assets for U.S. federal and certain foreign net operating loss carry-forwards and certain other foreign tax attributes that were transferred to Flow Control upon separation.

•

A net adjustment of $8.0 million to reflect the fees associated with Pentair refinancing its revolving credit facility and issuance of the FIFSA Notes less the expense of capitalized fees associated with the revolving credit facility being refinanced and senior unsecured notes being redeemed. The expense for the fees associated with the revolving credit facility and private placement notes being refinanced are not included in the Unaudited Pro Forma Condensed Combined Statements of Income as they are non-recurring expenses.

A summary of the adjustments is as follows:

(in millions)
Settlement of long-term receivables due from Tyco and affiliates	$(134.0)
Adjustment to deferred taxes	141.0
Fees—Pentair’s new revolving credit facility	3.5
Fees—FIFSA Notes	7.5
Fees—Pentair’s revolving credit facility and private placement notes	(3.0)

Total	$15.0

(h) Accrued and Other Current Liabilities. A $50.0 million decrease for the settlement of various liabilities due to Tyco and its affiliates.

(i) Long-Term Debt. Long-term debt has been adjusted for the following:

•	Assumed settlement of $886.0 million of Flow Control’s long-term debt, which represents amounts allocated by Tyco for carve-out purposes.

•

Adjustments required to result in Flow Control net debt of $275.0 million (assumed debt of $435.0 million less assumed cash of $160.0 million) in accordance with the Separation and Distribution Agreement. The assumed debt of $435.0 million is based on the assumption that Flow Control will have $160.0 million in cash and $435.0 million in new debt is needed to result in net indebtedness of $275.0 million as required by the Separation and Distribution Agreement. To the extent that Flow Control has more or less than $160.0 million in cash and cash equivalents (up to a maximum of $225.0 million), the new debt amount would also increase or decrease dollar for dollar up to a maximum of $500.0 million. The required $435.0 million of new debt was raised through $400.0 million of the FIFSA Notes offering and $35.0 million of advances on Pentair’s revolving credit facility. The additional $500.0 million of the FIFSA Notes will be used to loan sufficient funds to Pentair to enable it to redeem $500.0 million aggregate principal amount of its senior unsecured notes.

•

A $34.0 million increase in Pentair’s revolving credit facility for fees related to the refinancing of its revolving credit facility, issuance of $900.0 million in FIFSA Notes and a prepayment premium on private placement notes being redeemed.

A summary of the adjustments is as follows:

(in millions)
Settlement of long-term debt due to Tyco and its affiliates	$(886.0)
New debt per Separation and Distribution Agreement	400.0
Pentair advance on revolving credit facility—Flow Control net debt	35.0
Redemption of Pentair notes—existing senior unsecured notes	(500.0)
New debt for redemption of Pentair notes	500.0
Pentair advance on revolving credit facility	34.0

Total	$(417.0)

(j) Other Non-Current Liabilities. Other non-current liabilities have been adjusted for the following:

•

A $13.0 million increase relating to an income tax sharing payable, as defined by the 2012 Tax Sharing Agreement that New Pentair entered into with Tyco. The actual amounts that New Pentair may be obligated to pay under this agreement could vary depending upon the outcome of the unresolved tax matters, which may not be resolved for several years.

•	A $46.0 million decrease for the settlement of various liabilities due to Tyco and its affiliates.

•	An adjustment to reflect a $7.8 million increase to non-current income taxes payable for certain foreign income tax liabilities transferred to Flow Control upon separation.

•	An adjustment to reflect a $12.1 million decrease to deferred tax liabilities for U.S. federal and certain foreign net operating loss carry-forwards transferred to Flow Control upon separation.

•

An adjustment to deferred tax liabilities representing the deferred income tax liability based on the U.S. federal statutory rate of 35% multiplied by the fair value adjustments made to assets acquired and liabilities assumed, excluding goodwill. For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, the U.S. federal statutory tax rate of 35% has been used. This does not reflect Flow Control’s effective tax rate, which will include other tax items such as state and foreign taxes as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact New Pentair. The adjustment was calculated as follows:

(in millions)
Identifiable intangible assets	$1,385.0
Property, plant and equipment fair market value step-up	125.0
Inventory fair market value step-up	101.0

Total	1,611.0
Statutory tax rate	35.0%

Deferred tax liability adjustment	$563.9

A summary of the adjustments is as follows:

(in millions)
Adjustment to income taxes payable—tax sharing	$13.0
Settlement of liabilities due to Tyco and its affiliates	(46.0)
Adjustment to income taxes payable	7.8
Adjustment to deferred taxes—separation	(12.1)
Adjustment to deferred taxes—purchase accounting	563.9

Total	$526.6

(k) Shareholders’ Equity and Parent Company Investment. Shareholders’ equity and parent company investment has been adjusted for the following:

•	Elimination of Flow Control’s parent company investment of $2.9 billion.

•	Adjustment to reflect Merger consideration calculated as follows:

(in millions,except $per share)
Pentair shares outstanding—diluted	102.48
Price per share of Pentair common share at September 27, 2012	$43.39

Pentair market value before Merger	$4,446.6
Pentair shareholders ownership after Merger	47.5%

New Pentair market value after Merger	9,361.3
Less Pentair market value before Merger	(4,446.6)

Value of New Pentair shares issued	$4,914.7

•

A $40.0 million decrease to reflect estimated remaining transaction costs related to the Transactions. These represent estimated one-time investment banking, legal and professional fees and are not presented net of tax as they are believed to be nondeductible. Additionally, these costs are not included in the Unaudited Pro Forma Condensed Combined Statements of Income as they are non-recurring expenses.

•

In connection with Pentair redeeming $500.0 million of existing senior unsecured notes, it will incur an estimated prepayment premium of $44.0 million, net of tax. The prepayment premium is not included in the Unaudited Pro Forma Condensed Combined Statements of Income as it is a non-recurring expense.

•

A $3.0 million decrease to reflect the expense associated with the remaining debt issuance costs for the revolving credit facility being refinanced and private placement notes being redeemed. The expense is not included in the Unaudited Pro Forma Condensed Combined Statements of Income as it is a non-recurring expense.

A summary of these adjustments is as follows:

(in millions)
Remaining transaction costs	$(40.0)
Prepayment premium	(44.0)
Remaining debt issuance costs	(3.0)

Total	$(87.0)

The Unaudited Pro Forma Condensed Combined Income Statement reflects the following adjustments:

(l) Cost of Goods Sold.

•

A reclassification of $18.0 million for the year ended September 30, 2011 and $10.0 million for the six months ended June 29, 2012 of Flow Control’s research and development costs from Cost of goods sold to Research and development to conform with Pentair’s financial statement presentation.

•

An increase in depreciation expense of $10.5 million for the year ended December 31, 2011 and $5.3 million for the six months ended June 30, 2012 resulting from the increase in the value of Flow Control’s property, plant and equipment noted in (d) above.

•

An increase in amortization expense of $60.0 million for the year ended December 31, 2011 and $30.0 million for the six months ended June 30, 2012 resulting from the adjustment to customer backlog noted in (f) above.

(m) Selling, General and Administrative.

•

An increase in amortization expense of $81.0 million for the year ended December 31, 2011 and $35.8 million for the six months ended June 30, 2012 resulting from the adjustments to intangible assets noted in (f) above.

The following table summarizes the change in amortization expense:

	Year Ended December 31, 2011	Six Months Ended June 30, 2012
(in millions)
New amortization expense	$87.5	$43.8
Existing amortization expense	6.5	8.0

Incremental amortization expense	$81.0	$35.8

•	Elimination of $17.9 million in Pentair one-time costs related to the Transactions incurred during the six months ended June 30, 2012.

•	Elimination of $6.0 million in Flow Control one-time costs related to the Transactions incurred during the six months ended June 30, 2012.

A summary of the adjustments for the six months ended June 30, 2012 are as follows:

(in millions)
Incremental amortization expense	$35.8
Elimination of Pentair one-time costs	(17.9)
Elimination of Flow Control one-time costs	(6.0)

Total	$11.9

(n) Interest Expense. Interest expense has been adjusted for the following:

•	To eliminate the interest expense allocated to Flow Control for carve-out purposes of $51.0 million for the year ended September 30, 2011 and $20.0 million for the six months ended June 29, 2012.

•

To include an estimate for interest expense on the additional debt necessary to result in net debt of $275.0 million (assumed debt of $435.0 million less assumed cash of $160.0 million) per the Separation and Distribution Agreement and the interest rate differential on the redemption of $500.0 million of Pentair senior unsecured notes. The estimated interest expense was calculated as follows:

(in millions)
Additional debt—per agreements	$400.0
Refinanced debt	500.0

Total new debt	$900.0

(in millions)		Year Ended December 31, 2011	Six Months Ended June 30, 2012
Composition of new debt and related interest expense:
FIFSA Notes—5 year @ 1.875% interest rate	$350.0	$6.6	$3.3
FIFSA Notes—10 year @ 3.15% interest rate	550.0	17.3	8.7

Total new debt	$900.0	23.9	12.0

Amortization-new debt issuance costs		1.6	0.8
Amortization-old debt issuance costs		(0.9)	(0.4)
Interest expense-refinanced private placement notes @ 5.6%		(27.9)	(13.9)

Pro forma interest expense adjustment		$(3.3)	$(1.5)

(o) Provision for Income Taxes. For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, the U.S. federal statutory tax rate of 35% has been used. This does not reflect Flow Control’s effective tax rate, which will include other tax items such as state and foreign taxes as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact New Pentair. The adjustment to the provision for income taxes is calculated as follows:

	Year Ended December 31, 2011	Six Months Ended June 30, 2012
(in millions)
Income before taxes and noncontrolling interest	$(97.2)	$(25.7)
Statutory income tax rate	35.0%	35.0%

Provision for income taxes	$(34.0)	$(9.0)

(p) Earnings per Share. The adjustment to the pro forma combined basic and diluted earnings per share for the six months ended June 30, 2012 and the year ended December 31, 2011 to reflect the impact of the Transactions is calculated as follows:

(in millions)
Pentair shares outstanding before Merger	102.5
Pentair shareholders ownership after Merger	47.5%

Pro forma total shares after Merger	215.8
Less Pentair shares outstanding before Merger	(102.5)

Pro forma shares issued to New Pentair shareholders	113.3

(q) Items Not Included. The following are material non-recurring charges related to the Transactions which are not included in the Unaudited Pro Forma Condensed Combined Statements of Income:

•

An estimated $101.0 million of amortization expense related to the estimated fair market value step-up of Flow Control’s finished goods inventory. The estimated fair market value step-up is considered nonrecurring as it would be amortized over the first inventory turn, which is estimated to be less than 12 months.

•	An estimated $57.5 million of one-time transaction costs related to the Transactions.

•	An estimated $19.6 million one-time charge for stock and other incentive compensation related to change-in-control provisions of the incentive awards.

•	An estimated $44.0 million one-time charge for a prepayment premium associated with redeeming $500.0 million of Pentair senior unsecured notes.

•	A $3.0 million one-time charge for debt issuance cost related to the senior unsecured notes being redeemed.

GLOSSARY OF TERMS

In this document:

•	The “2012 Tax Sharing Agreement” refers to the Tax Sharing Agreement, dated September 28, 2012 among New Pentair, Tyco and the ADT Corporation.

•

The “Distribution” refers to the pro-rata distribution of 100% of the outstanding common shares of New Pentair to Tyco’s shareholders in the form of a special dividend out of Tyco’s qualifying contributed surplus.

•	“FIFSA” refers to Tyco Flow Control International Finance S.A., a wholly owned subsidiary of New Pentair.

•	“FIFSA Notes” refers to the $900 million aggregate principal amount of senior notes issued in private placement by FIFSA and guaranteed by New Pentair.

•	“Flow Control” refers to Tyco’s flow control business that will be transferred to New Pentair as part of the spin-off.

•

The “Merger” refers to the merger of Panthro Merger Sub with and into Pentair with Pentair surviving the merger and all transactions contemplated by the Merger Agreement, except the Distribution, and all other actions or matters necessary or appropriate to give effect to the Merger Agreement and the transactions contemplated thereby, except the Distribution.

•	The “Merger Agreement” refers to the Merger Agreement, dated as of March 27, 2012, among Tyco, New Pentair, Panthro Acquisition, Panthro Merger Sub and Pentair, as amended from time to time.

•

“New Pentair” refers to Pentair Ltd., a corporation limited by shares organized under the laws of Switzerland, after the completion of the spin-off and Merger, and, unless otherwise indicated or the context otherwise requires, its combined and consolidated subsidiaries at such time.

•	“Panthro Acquisition” refers to Panthro Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of New Pentair.

•	“Panthro Merger Sub” refers to Panthro Merger Sub, Inc., a Minnesota corporation and a wholly-owned subsidiary of Panthro Acquisition.

•	“Pentair” refers to Pentair, Inc., a Minnesota corporation, and, unless otherwise indicated or the context otherwise requires, its consolidated subsidiaries.

•

“Pentair Reorganization” refers to the post-Merger transactions pursuant to which Pentair will become an indirect, wholly-owned subsidiary of FIFSA, and New Pentair will unconditionally guarantee the payment of principal and interest on $500 million aggregate principal amount of outstanding Pentair unsecured senior notes.

•	“Separation and Distribution Agreement” refers to the Amended and Restated Separation and Distribution Agreement, dated as of September 27, 2012, among Tyco, New Pentair and The ADT Corporation.

•

The “spin-off” refers to the transfer to New Pentair of Flow Control, the Distribution and all other transactions required under the Separation and Distribution Agreement for the consummation of the separation of Flow Control from Tyco.

•	“Transactions” refers to the spin-off and the Merger.

•

“Tyco” refers to Tyco International Ltd., a corporation limited by shares organized under the laws of Switzerland, and, unless otherwise indicated or the context otherwise requires, its combined subsidiaries.

2